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                                EXHIBIT E
                                ---------

                 CONSENT RESOLUTIONS OF LIMITED PARTNERS

     Having received the requisite number of Irrevocable Consents from the Limited Partners of the Signature VII Ltd. Limited Partnership (the
"Partnership") pursuant to the Solicitation          and Information
Statement (the"Statement") to which this Exhibit is attached, incorporated and made a part thereof, the following consent resolutions hereby are accepted and agreed to by SIGNATURE INNS, INC. ("SII") in its capacity as attorney-in-fact for and on behalf of the Limited Partners of the Partnership pursuant to the Power of Attorney set forth under Section 17.01 of the Amended Certificate and Agreement of Limited Partnership dated August 13, 1986, as amended (the "Partnership Agreement"):

     1. Under Section 14.01 of the Partnership Agreement, the Limited Partners, by a Majority Vote, have a right to approve or disapprove the sale
or exchange of all or substantially all of the Hotel     Properties     .
SII has proposed to purchase the Hotel     Properties     .  A detailed
description of the Sale and the effects thereof is set forth in Section IV.
of the Statement.  Accordingly, the Limited Partners hereby resolve as follows:

                  RESOLVED, that the Partnership be, and it hereby is,
             authorized to sell, transfer and convey an undivided seventy-five percent (75%) interest in the real estate, fixtures, improvements and tangible personal property which comprise the Partnership's hotel facility located at I-270 and Cleveland Road in Columbus, Ohio, and the Partnership's hotel facility located at U.S. Highway 31 and Alto Road in Kokomo, Indiana, as more fully described in Section IV. of the Statement, to SII in exchange for a purchase price of
             Nine Million One Hundred Thousand and 00/100 Dollars ($9,100,000.00), which purchase price shall include the assumption of indebtedness secured by the Hotel Properties,
             and pursuant to the terms of the              Asset Acquisition
                  Agreements substantially in the form described in Section
             IV. of the Statement, and that the cash proceeds of such sale be distributed to the Limited Partners in accordance with Section
             8.02 of the Partnership Agreement, as amended by these Resolutions.

                  FURTHER RESOLVED, that SII and its officers and directors
             be and hereby are authorized and directed to take all action necessary or desirable to effectuate and consummate the Sale, including, without implied limitation, executing and delivering
             the              Asset Acquisition      Agreements and
             executing, delivering and, where appropriate, recording all contracts, deeds, vendor's affidavits, closing statements, bills of sale and all other necessary or desirable documents in connection with the Sale and to facilitate and to effectuate the intents and purposes of these Resolutions.



                  Exhibit E to Solicitation and Information Statement
                                        Page 1

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     2.     Under Section 14.01 of the Partnership Agreement, the Limited
Partners, by a Majority Vote, have a right to amend the Partnership Agreement. The terms of the Sale require that certain amendments be made to the Partnership Agreement. A detailed description of these amendments and the purposes for which they will be made is set forth in Section V. of the Statement. Accordingly, the Limited Partners hereby resolve as follows:

                  RESOLVED, that Section 7.06 of the Partnership Agreement


            be and hereby is amended as provided in that certain Amendment to Amended Certificate and Agreement of Limited Partnership of Signature VII Ltd. Limited Partnership (the "Amendment") by adding new language which provides that in the case of a sale of an
            undivided fractional interest in the     Partnership's Properties
                 by the Partnership to SII, which undivided fractional
            interest is equal to the aggregate units of limited partnership interests in the Partnership owned by all Limited Partners (as a group), the gain or loss on the sale of such undivided fractional interest shall be allocated entirely to the Limited Partners (as a group), provided that (a) the Limited Partners (as a group), receive all distributable cash sale proceeds resulting from that sale, and (b) SII receives the distribution of the remaining
            undivided fractional interest in the     Partnership's Properties
                 as a distribution in kind in connection with the dissolution and termination of the Partnership in accordance with Article XVIII of the Partnership Agreement.

                  FURTHER RESOLVED, that Section 8.02 of the Partnership
            Agreement be and hereby is amended as provided in the Amendment by adding new language which provides that in the event of any
            sale of an undivided fractional interest in the     Partnership's
            Properties      by the Partnership to SII which undivided fractional
            interest is equal to the aggregate units of limited partnership interests in the Partnership owned by all Limited Partners (as a group), all net proceeds of such sale shall be allocated and distributed to the Limited Partners (as a group), and SII shall not receive any allocation or distribution of any such cash but shall receive a distribution in kind of the remaining undivided
            fractional interest in the     Partnership's Properties
            represented by SII's interest in the Partnership in connection with the dissolution and termination of the Partnership in accordance with Article XVIII of the Partnership Agreement.

     3. Under Section 14.01 of the Partnership Agreement, the Limited Partners, by a Majority Vote, have a right to dissolve the Partnership. Upon
the consummation of the Sale of the Hotel     Properties      to SII, the
Partnership will dissolve, terminate and make final distributions to its Limited Partners.

             Exhibit E to Solicitation and Information Statement
                                 Page 2


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A detailed description of the process by which the dissolution will take place is set forth in Section VI. of the Statement. Accordingly, the Limited Partners hereby resolve as follows:


                  RESOLVED, that the Partnership shall be dissolved and
            terminated pursuant to Indiana Code Section 23-16-9-1(a)(2) and
            Section 18.01(e) of the Partnership Agreement upon the disposition of all of the assets of the Partnership.

                  FURTHER RESOLVED, that SII, as the General Partner of
            the Partnership, shall, upon such disposition, wind up the affairs of the Partnership in accordance with Indiana Code Section 23-16-9-3 and shall follow the requirements of Article XIX of the Partnership Agreement concerning dissolution, termination and liquidation of the Partnership, including the payment of debts and liabilities of the Partnership in the order of priority provided by law (Indiana Code Section 23-16-9-4).

                  FURTHER RESOLVED, that in accordance with Section
            19.03 of Article XIX of the Partnership Agreement, each of the Limited Partners of the Partnership shall be furnished with a Liquidation Statement which describes the disposition of the assets and liabilities of the Partnership and otherwise reports to them with respect to the liquidation of the Partnership. In addition, the Limited Partners shall be provided with a notice that the Partnership has been dissolved and that a Certificate of Cancellation of the Partnership has been or will be filed/ recorded in accordance with applicable law.

                  FURTHER RESOLVED, that the officers of SII be and hereby
            are authorized and directed to execute and file/record any and all documents necessary or desirable in connection with the dissolution, termination or liquidation of the Partnership, including, without implied limitation, the Certificate of Cancellation of the Partnership. The officers of SII shall also be authorized and directed to execute and file/record documents on behalf of the Limited Partners of the Partnership pursuant to the authority provided under the Power of Attorney set forth under
            Section 17.01 of the Partnership Agreement, including, without implied limitation, the authority under Section 17.01(c) to execute documents which may be required to effect the dissolution and termination of the Partnership.

     4. Capitalized terms used herein but not specifically defined herein each have the meanings ascribed to those terms in the Statement.

                Exhibit E to Solicitation and Information Statement
                                     Page 3


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     IN WITNESS WHEREOF, the undersigned hereby executes these Consent
Resolutions of Limited Partners as of the ___ day of _______________, 1996.

                                          LIMITED PARTNERS:

                                          By:  SIGNATURE INNS, INC.,
                                          Attorney-In-Fact

                                          By:_________________________________
                                             A Duly Authorized Officer
ATTEST:


By:_______________________________
   A Duly Authorized Officer


















                  Exhibit E to Solicitation and Information Statement
                                   Page 4